As filed with the Securities and Exchange Commission on November 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Bionomics Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Australia	98-1008557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 Greenhill Road

Eastwood SA 5063

Australia

+618 8150 7400

(Address and telephone number of Registrant’s principal executive offices)

Spyridon “Spyros” Papapetropoulos

President, Chief Executive Officer and Director

c/o Cogency Global Inc.

850 New Burton Road, Suite 201

Dover, DE 19904

(Name, address, and telephone number of agent for service)

With copies to:

Theodore Ghorra, Esq.

Rimon P.C.

400 Madison Ave

New York, NY 10017

(212) 515-9979

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which will specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	A base prospectus, which covers the offering, issuance and sales by us of up to $100,000,000 in the aggregate of our American Depositary Shares (“ADSs”) each representing one hundred eighty (180) of our ordinary shares from time to time in one or more offerings; and

●	An ATM offering sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of up to $2,000,000 of the ADSs that may be issued and sold from time to time under an ATM Offering Agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“HCW”), as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Sales Agreement prospectus immediately follows the base prospectus. The $2,000,000 of ADSs that may be offered, issued and sold under the Sales Agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $2,000,000 included in the Sales Agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no ADSs are sold under the Sales Agreement, the full $2,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 18, 2024

PROSPECTUS

Up to $100,000,000

American Depositary Shares Representing Ordinary Shares

Debt Securities

Warrants

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities, if required. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

American Depositary Shares (“ADSs”) representing our ordinary shares are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “BNOX.” On November 5, 2024, the last reported sale price of the ADSs, as reported on Nasdaq, was $0.49 per ADS.

As of November 18, 2024, the aggregate market value of our ADSs held by non-affiliates, or public float, was approximately $12,621,277 based on 19,417,351 ADSs outstanding (representing 3,495,123,216 ordinary shares) outstanding, based on a closing price of $0.65 per ADS on September 24, 2024, which was the highest closing sale price of our ADSs on the Nasdaq Global Market, the principal market for our common equity, within 60 days of the filing date of this registration statement. In the past 12 calendar months, we have offered and sold pursuant to General Instruction I.B.5 of Form F-3 an aggregate of 1,690,451 ADSs for gross proceeds of approximately $2,187,042. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Neither the Securities and Exchange Commission, any state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 18, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, offer and sell, in one or more offerings as described in this prospectus, our American Depositary Shares (“ADSs”), each representing 180 ordinary shares, no par value per share, debt securities and/or warrants, with a total aggregate offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell our securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering, if required. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering or in the documents that we have incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any of our securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. Neither we nor any underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

We may sell our securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

When we refer to “Bionomics,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Bionomics Limited and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We use our registered and unregistered trademarks, including Bionomics™, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless otherwise indicated, all amounts presented in this prospectus are presented in U.S. Dollars (“$”). Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year. We are incorporated in Australia, and many of our outstanding securities are owned by non-U.S. residents.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary does not contain all of the information that may be important to you in making your investment decision. In addition to this summary, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus before deciding whether to invest in our securities. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a clinical-stage biopharmaceutical company developing novel, allosteric ion channel modulators designed to transform the lives of patients suffering from serious central nervous system (“CNS”) disorders with high unmet medical need. Ion channels serve as important mediators of physiological function in the CNS and the modulation of ion channels influences neurotransmission that leads to downstream signaling in the brain. The α7 nicotinic acetylcholine (“ACh”) receptor (“α7 receptor”) is an ion channel that plays an important role in driving emotional responses and cognitive performance. Utilizing our expertise in ion channel biology and translational medicine, we are developing orally active small molecule negative allosteric modulators (“NAMs”) to treat anxiety and stressor-related disorders. In addition, through a long-standing strategic partnership with Merck & Co., Inc., in the United States and Canada (“MSD”), we are also developing positive allosteric modulators (“PAMs”) of the α7 receptor to treat cognitive dysfunction. Bionomics’ pipeline also includes preclinical assets that target Kv3.1/3.2 and Nav1.7/1.8 ion channels being developed for CNS conditions of high unmet need.

We are advancing our lead product candidate, BNC210, an oral, proprietary, selective NAM of the α7 receptor, for the chronic treatment of Post-Traumatic Stress Disorder (“PTSD”) and the acute treatment of Social Anxiety Disorder (“SAD”). There remains a significant unmet medical need for the over 27 million patients in the United States alone suffering from SAD and PTSD.

Current pharmacological treatments include certain antidepressants and benzodiazepines, and there have been no new FDA approved therapies in these indications in nearly two decades. These existing treatments have multiple shortcomings, such as a slow onset of action of antidepressants, and significant side effects of both classes of drugs, including abuse liability, addiction potential and withdrawal symptoms. BNC210 has been observed in our clinical trials to have a fast onset of action and clinical activity without the limiting side effects seen with the current standard of care.

In September 2023, we announced the results of the Phase 2b ATTUNE study, which was a double-blind, placebo-controlled trial conducted in a total of 34 sites in the United States and the United Kingdom, with 212 enrolled patients, randomized 1:1 to receive either twice daily 900 mg BNC210 as a monotherapy (n=106) or placebo (n=106) for 12 weeks. The trial met its primary endpoint of change in Clinician-Administered PTSD Scale for DSM-5 (“CAPS-5”) total symptom severity score from baseline to Week 12 (p=0.048). A statistically significant change in CAPS-5 score was also observed at Week 4 (p=0.016) and at Week 8 (p=0.015). Treatment with BNC210 also showed statistically significant improvement both in clinician-administered and patient self-reporting in two of the secondary endpoints of the trial. Specifically, BNC210 led to significant improvements at Week 12 in depressive symptoms (p=0.041) and sleep (p=0.039) as measured by Montgomery-Åsberg Depression Rating Scale (“MADRS”) and Insomnia Severity Index (ISI), respectively. BNC210 also showed signals and trends across visits in the other secondary endpoints including the clinician and patient global impression - symptom severity (“CGI-S”, “PGI-S”, respectively) and the Sheehan Disability Scale (“SDS”). In July 2024, we announced a positive outcome of an End-of-Phase 2 meeting with FDA that provides a potential path to New Drug Application (“NDA”) submission for BNC210 for PTSD that alongside the positive Phase 2b ATTUNE trial includes a single additional Phase 3 trial. This Phase 3 trial will evaluate two dose levels of BNC210 in a 12-week randomized, double-blind, placebo-controlled trial with a 52-week open-label extension. Start-up activities for a planned Phase 3 trial of BNC210 in PTSD are underway. We plan to initiate the Phase 3 trial in PTSD in the second half of 2025, contingent upon having sufficient capital on hand. Although the FDA has denied our initial Breakthrough Therapy designation application, we are considering a rebuttal in the future. The approval process for the BNC210 PTSD program is not expected to be impeded, as we have already received Fast-Track designation for both the PTSD and SAD programs.

We have completed our Phase 2 PREVAIL trial for BNC210 for the acute treatment of SAD. While PREVAIL narrowly missed its primary endpoint, as measured by the change from baseline to the average of the Subjective Units of Distress Scale (“SUDS”) scores during a 5-minute Public Speaking Challenge in the BNC210-treated patients when compared to placebo, the December 2022 topline data readout revealed encouraging trends in the prespecified endpoints. The findings did indicate a consistent trend toward improvements across primary and secondary endpoints and a favorable safety and tolerability profile consistent with previously reported results. These results supported a post-hoc in-depth analysis of the full dataset to better understand the potential of the drug and guide late-stage trial design. In October 2023, we announced a positive outcome of an End-of-Phase 2 meeting with FDA that enables advancement of BNC210 into Phase 3 studies in SAD. Start-up activities for a planned Phase 3 trial of BNC210 in SAD are underway. In July 2024, we announced the initiation of patient screening for the Phase 3 AFFIRM-1 trial evaluating the safety and efficacy of BNC210 for the acute, as-needed treatment of SAD. AFFIRM-1 targets enrollment of 330 adult patients with SAD at clinical sites in the United States. It is a multi-center, double-blind, two-arm, parallel group, placebo-controlled trial. Participants will be randomized 1:1 to receive a single dose of 225 mg BNC210 or matched placebo about one hour before speaking in public. The primary endpoint will compare BNC210 to placebo using the SUDS to measure self-reported anxiety levels during a public speaking task. Secondary efficacy endpoints include the Clinical and Patient Global Impression (“CGI” and “PGI”, respectively) scales and the State-Trait Anxiety Inventory (“STAI”). Topline results from the AFFIRM-1 trial are expected in the third quarter of 2025.

The Company’s expertise in ion channels and approach to developing allosteric modulators have been validated through its strategic partnership with MSD for our α7 receptor PAM program, which targets a receptor that has garnered significant attention for treating cognitive deficits. This partnership enables Bionomics to maximize the value of its ion channel and chemistry platforms and develop transformative medicines for patients suffering from cognitive disorders such as Alzheimer’s disease.

The above-stated overview is a summary, and not a complete statement on our Company, business, pipeline products or clinical trials. For a complete description of the Company and its business and product pipelines, as well as clinical trials and more, please read our annual report on form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2024, as well as any quarterly and current reports we have filed and will subsequently file with the SEC, which provides further updates on our company, the business, risk factors, financial performance and more, each of which is incorporated by reference in this registration statement.

Summary Risks Factors

Investing in our securities involves a high degree of risk. Below is a summary of certain factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks that we face. Additional discussion of the risks summarized below, as well as other risks that we face, can be found under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

●	We are a clinical-stage biopharmaceutical company with no approved products. We have incurred significant operating losses since our inception and expect to incur significant losses for the foreseeable future. We may never generate any revenue or become profitable or, if we achieve profitability, we may not be able to sustain it.

●	We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development programs, commercialization efforts or other operations.

●	Preclinical and clinical drug development is a lengthy and expensive process, with an uncertain outcome. Our preclinical and clinical programs may experience delays or may never advance, which would adversely affect our ability to obtain regulatory approvals or commercialize our product candidates on a timely basis or at all, which could have an adverse effect on our business.

●	If we experience delays or difficulties in the initiation, enrollment and/or retention of patients in clinical trials, our regulatory submissions or receipt of necessary regulatory approvals could be delayed or prevented.

●	The trading price of our ordinary shares has been volatile, and that of our ADSs may be volatile, and you may not be able to resell the ADSs at or above the price you paid.

●	An active trading market for the ADSs may not be maintained or be liquid enough for you to sell your ADSs quickly or at market price.

●	Your right as a holder of ADSs to participate in any future preferential subscription rights offering or to elect to receive dividends in ordinary shares may be limited, which may cause dilution to your holdings.

●	Our current or future product candidates may cause adverse or other undesirable side effects that could delay or prevent their regulatory approval, limit the commercial profile of an approved label or result in significant negative consequences following marketing approval, if any.

●	We may have difficulties in attracting and retaining key personnel, and if we fail to do so our business may suffer.

●	We depend on collaboration partners to develop and commercialize our collaboration product candidates, including Merck and Carina Biotech. If our collaboration partners fail to perform as expected, fail to advance our collaboration product candidates or are unable to obtain the required regulatory approvals for our collaboration product candidates, the potential for us to generate future revenue from such product candidates would be significantly reduced and our business would be significantly harmed.

●	We currently rely, and expect to continue to rely, on third parties to conduct some or all aspects of our product manufacturing, research and preclinical and clinical testing, and these third parties may not perform satisfactorily.

●	We may not be able to protect our intellectual property rights throughout the world.

Corporate Information

Bionomics Limited is an Australian public company incorporated in 1996 and listed on the Nasdaq global Market, and was previously listed on the ASX between November 26, 1999 and August 28, 2023. Our registered office is located at 200 Greenhill Road Eastwood SA 5063 Australia, and our telephone number is +61 8 8150 7400. Our agent for service of process in the United States is c/o Cogency Global Inc., 850 New Burton Road, Suite 201, Dover, DE 19904. Our website address is www.bionomics.com.au. The information contained in, or accessible through, our website does not constitute part of this prospectus.

As previously disclosed in a current report on Form 8-K, which was filed with the SEC on October 2, 2024, Bionomics Limited, an Australian corporation (“Bionomics”), and Neuphoria Therapeutics Inc., a Delaware corporation (“Neuphoria”), have entered into a Scheme Implementation Agreement to re-domicile from Australia to the U.S. State of Delaware pursuant to a Scheme of Arrangement under Australian law. Upon completion of the Scheme of Arrangement, Bionomics would become a wholly-owned subsidiary of Neuphoria. Subsequently, as further disclosed on another current report on Form 8-K filed on November 8, 2024, Bionomics and Neuphoria entered into an amendment to the Scheme Implementation Agreement to amend the exchange ratio of securities outstanding, whereby holders of ordinary shares in Bionomics will receive one share of common stock in Neuphoria for every 2,160 ordinary shares of Bionomics held as of record date; and holders of American Depositary Shares (“ADSs”) of Bionomics will receive one share of common stock in Neuphoria for every 12 ADSs held in Bionomics as of the record date.

As disclosed in a Form 8-K filed on July 16, 2024, Bionomics received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of the company’s ADSs for the 30 consecutive business days between May 28, 2024 and July 10, 2024, Bionomics did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). The letter also indicated that Bionomics will be provided with a compliance period of 180 calendar days, or until January 7, 2025, in which to regain compliance. Upon completion of the Scheme of Arrangement, Neuphoria will become the successor issuer to Bionomics and, with the exchange ratio disclosed above, the company expects to regain compliance with Nasdaq’s minimum bid price requirement. Each of the form 8-Ks noted above, along with other annual, quarterly and current reports previously and subsequently filed with the SEC are incorporated by reference into this registration statement. See the “Incorporation by Reference” heading on page 41 for more information on the SEC filings that are incorporated by reference into this registration statement.

While we are currently a foreign company, we are subject to the reporting requirements of the SEC pursuant to, among other rules and regulations, the Securities Exchange Act of 1934, as amended. As of December 31, 2023, we no longer qualified as a foreign private issuer and, accordingly, beginning on July 1, 2024 have been reporting as a domestic U.S. issuer on SEC Forms 10-K, 10-Q and 8-K.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports (if any), proxy statements (if any) and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering (“IPO”). However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information in this prospectus and that we provide to our stockholders in the future may be different than what you might receive from other public reporting companies in which you hold equity interests.

The Securities We May Offer

Under this prospectus, we may offer ADSs representing our ordinary shares, various series of debt securities or warrants to purchase any of such securities, either individually or in units, with a total aggregate offering price of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements.

All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.

Forward-looking statements in this prospectus include, but are not limited to, statements about:

●	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

●	the timing and focus of our ongoing and future clinical trials and preclinical studies, and the reporting and interpretation of data from those trials and studies;

●	our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;

●	the market opportunity and competitive landscape for our product candidates, including our estimates of the number of patients who suffer from the conditions we are targeting;

●	the success of competing therapies that are or may become available;

●	our estimates of the number of patients that we will enroll in our clinical trials;

●	the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

●	the timing of initiation and completion, and the progress of our drug discovery and research programs;

●	the timing or likelihood of regulatory filings and approvals for our product candidates for various diseases;

●	our ability to obtain and maintain regulatory approval of our product candidates;

●	our plans relating to the further development of our product candidates, including additional indications we may pursue;

●	existing regulations and regulatory developments in the United States, Australia, Europe and other jurisdictions;

●	risks associated with the COVID-19 pandemic, which has and may continue to materially and adversely impact our business, preclinical studies and clinical trials;

●	our plans and ability to obtain, maintain, protect and enforce our intellectual property rights and our proprietary technologies, including extensions of existing patent terms where available;

●	our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;

●	our plans regarding, and our ability to enter into, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our financial performance;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our anticipated use of our existing resources; and

●	cyber security risks and any failure to maintain the confidentiality, integrity and availability of our computer hardware, software and internet applications and related tools and functions; and

●	our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act.

The “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our annual reports on Form 10-K, quarterly reports on Form 10-Q filed with the SEC references the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any prospectus supplement.

RISK FACTORS

Before purchasing any of the securities, you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. We intend to use the net proceeds from the sale of any securities offered under this prospectus for funding our research and development, pre-commercialization activities and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement or free writing prospectus. General corporate purposes may include, but are not limited to, the acquisition of companies or businesses, repayment and refinancing of debt, working capital, clinical trial expenditures, commercial expenditures and capital expenditures. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

General

The following description of our ordinary shares is only a summary. We encourage you to read our Constitution which was adopted at our Annual General Meeting held on December 2, 2021, and which is included as an exhibit to the registration statement of which this prospectus forms a part.

We are an Australian public company limited by shares registered under the Corporations Act 2001 (Cth) (the “Corporations Act”) by the Australian Securities and Investments Commission (“ASIC”). Since we are not a foreign private issuer, we are also subject to all of the applicable rules of the Nasdaq Stock Market, and the rules and regulations governing publicly reporting companies by the United States Securities and Exchange Commission. Our corporate affairs are principally governed by our Constitution, the Corporations Act. Our ordinary shares do not trade on any exchange, but our ADSs trade on the Nasdaq Global Market.

The Australian law applicable to our Constitution is not significantly different from a U.S. company’s charter documents except we do not have a limit on our authorized share capital and our shares have no par value because the concept of par value is not recognized under Australian law. Further differences are discussed under “—Our Constitution.”

Subject to restrictions on the issue of securities in our Constitution, the Corporations Act, the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the Nasdaq Stock Market listing rules and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings. As of November 7, 2024, we had (i) 3,514,922,864 fully paid ordinary shares issued, (ii) 97,434,330 ordinary shares issuable upon exercise of outstanding options at a weighted average exercise price of $A0.15 (US$ 0.10) per share, of which options to purchase 80,278,982 ordinary shares were vested at a weighted average exercise price of A$0.10 (US$ 0.06) per share, and (iii) 12,652,572 ADSs issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.84.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of the company. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution who vote at the relevant meeting, in person, by proxy, by attorney or by representative.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is filed as an exhibit to the registration statement of which this prospectus forms a part.

Interested Directors

According to our Constitution and the Corporations Act, a director may not vote in respect of any matter in which the director has, directly or indirectly, any material personal interest, must not be counted in a quorum and must not be present at the meeting while the matter is being considered (unless the other directors, not having a material personal interest, resolve to the contrary, or if they are so entitled under a declaration or order made by ASIC in accordance with the Corporations Act). Subject to certain exceptions, each director must disclose to us particulars of: (1) any material contract in which the director is interested, including the names of the parties to the contract, particulars of the contract, and the director’s interest in the contract; and (2) any material personal interest in a matter that is being considered at a meeting of our board of directors.

Provided that a director makes disclosure as required by our Constitution and the Corporations Act, the director and any firm, body or entity in which a director has a direct or indirect interest may, in any capacity, execute or otherwise act in respect of a contract or arrangement with us notwithstanding any material personal interest and may receive and retain for his or her benefit any remuneration, profits or benefits so received as if he or she were not a director.

The Corporations Act requires shareholder approval of any provision of related party benefits to our directors, subject to certain exceptions.

Directors’ Compensation

Our directors are paid remuneration for their services as directors. The maximum aggregate amount of fees that can be paid to non-executive directors is subject to approval by shareholders at a general meeting of shareholders. The aggregate fixed sum for directors’ remuneration is divided among the directors in such proportion as the directors themselves agree and in accordance with our Constitution. The aggregate fixed sum remuneration for directors may not be increased except at a general meeting of shareholders and the particulars of the proposed increase are required to have been provided to shareholders in the notice convening the meeting. Fees for non-executive directors are not linked to our performance. However, to align directors’ interests with shareholder interests, the directors are encouraged to hold our ordinary shares. Employees of our company who also serve as directors do not receive additional compensation for their performance of services as directors.

Pursuant to our Constitution, any non-executive director who performs services that, in the opinion of our board of directors, are outside the scope of the ordinary duties of a director may be paid extra remuneration by way of a fixed sum, which is determined by our board of directors, provided such payment does not result in the aggregate of all remuneration paid to non-executive directors exceeding the maximum sum approved at the general meeting of shareholders.

Executive directors may be paid remuneration as employees of the company and such remuneration may from time to time be fixed by our board of directors, and may be by way of salary, commission, participation in profits, by the issue or allotment of shares or options over unissued shares or by all or any of these modes, but must not be by commission on, or a percentage of, operating revenue.

In addition to other remuneration provided in our Constitution, all of our directors are entitled to be paid by us for travel accommodation and other expenses properly incurred by the directors in attending general meetings, Board meetings, committee meetings or otherwise in connection with our business.

We may also pay a premium in respect of a contract insuring a person who is or has been a director against liability incurred by the person as a director, except in circumstances prohibited by the Corporations Act or other applicable laws.

In accordance with our Constitution, a director may also be paid a retirement benefit as determined by our board of directors, subject to the limits set out in the Corporations Act which broadly restrict our ability to pay our officers a termination benefit in the event of a change of control of Bionomics or of our subsidiaries as well as impose requirements for shareholder approval to be obtained to pay certain retirement benefits to our officers.

Borrowing Powers Exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, or guarantee or become liable for the payment of money or the performance of any obligation by or for any other person, in each case, in the manner and on terms it deems fit.

Retirement of Directors

In accordance with our Constitution, at each annual general meeting of the Company (“AGM”), the directors must hold an election of directors. Any director (other than the managing director) must retire from office at the next AGM following their appointment and is eligible for re-election to our board of directors at that AGM. If no director is up for election under the previous requirements, then the directors longest in office since last being elected or appointed (other than the managing director) must retire. As between directors who were last elected or appointed on the same day, the one to retire must (unless they can agree among themselves) be decided by lot. In addition, each director (other than the managing director) must not hold office beyond the third AGM after his or her last election.

Rights and Restrictions on Classes of Shares

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with preferred or other special rights, whether in relation to dividends, voting, return of share capital, or otherwise as our board of directors may determine. Subject to any approval which is required from our shareholders under the Corporations Act and certain Nasdaq Corporate Governance and Listing Rules, and any rights and restrictions attached to a class of shares, we may issue further shares on such terms and conditions as our board of directors resolve. Currently, our outstanding share capital consists of only one class of ordinary shares, and such warrants exercisable for ADSs (representing ordinary shares).

Dividend Rights

Our board of directors may from time to time determine to pay dividends to shareholders. All dividends unclaimed for 11 months after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed or otherwise disposed of in accordance with our Constitution and any applicable laws.

Voting Rights

Under our Constitution, and subject to any applicable Nasdaq Listing Rules, the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share held by that shareholder that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote in person or by proxy, attorney or representative. The Corporations Act does not provide for shareholders of a public company to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary bank to vote the number of deposited ordinary shares their ADSs represent, subject to the terms and conditions applicable thereto.

Right to Share in Our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders; however, no dividend is payable except in accordance with the thresholds set out in the Corporations Act.

Rights to Share in the Surplus in the Event of Liquidation

Our Constitution provides for the right of shareholders to participate equally in a surplus in the event of our liquidation, subject to the rights attaching to a class of shares and any amounts unpaid on the share.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, any preferred shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Variation or Cancellation of Share Rights

Subject to the terms of issue of shares of that class, the rights attached to shares in a class of shares may only be varied or cancelled with either:

●	a special resolution passed at a separate meeting of the members holding shares in that class; or

●	the written consent of members with at least 75% of the issued shares in that class.

Directors May Make Calls

Our Constitution provides that subject to the terms on which partly paid shares have been issued directors may make calls on a shareholder for amounts unpaid on those shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment. Shares represented by the ADSs issued in this offering will be fully paid and will not be subject to calls by directors.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. The Corporations Act also allows shareholders with at least 5% of the votes that may be cast at a general meeting to convene a general meeting. Notice of the proposed meeting of our shareholders is required at least 28 days prior to such meeting under the Corporations Act. We must hold an annual general meeting at least once in each calendar year, and within five months after the end of each fiscal year.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth) (as amended) (the “FATA”), which generally applies to acquisitions or proposed acquisitions:

●	by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power or potential voting power in, an Australian company; and

●	by foreign persons (and their associates) that would result in such foreign persons (and their associates) having an interest in 40% or more of the issued shares of, or control of 40% or more of the voting power or potential voting power in, an Australian company, where the Australian company is valued above the monetary thresholds prescribed by FATA.

However, no such review or approval under the FATA is required if the foreign acquirer is a private U.S. entity (but not including overseas subsidiaries of U.S. entities) or an entity from certain other free-trade agreement countries and the value of the Australian company is less than A$1,339 million for foreign acquirers from all other countries (and assuming we are not considered a sensitive business).

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company that is subject to review and approval under FATA, but such approval is not obtained, the Australian Federal Treasurer may order the divestiture of such person’s shares or interest in shares in that Australian company.

In addition, under FATA, all foreign government investors must notify the Australian Government and get prior approval before making a direct investment in Australia, regardless of the value of the investment. What constitutes a foreign government investor is defined broadly in FATA.

Ownership Threshold

There are no specific provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. The Corporations Act, however, requires a shareholder to notify us once it, together with its associates, acquires an interest of 5% or more in our ordinary shares (or voting power (as defined in the Corporations Act) of 5% or more of the votes in our ordinary shares), at which point the shareholder will be considered to be a “substantial” shareholder. Further, once a shareholder (alone or together with its associates) owns an interest of 5% or more in us, such shareholder must notify us of any increase or decrease of 1% or more in its holding of our ordinary shares, and must also notify us on its ceasing to be a “substantial” shareholder. In most cases, such notice must be given to us within two business days after the relevant shareholder becomes aware of the information.

Since July 1, 2024, as a U.S. reporting public company, our shareholders are also subject to disclosure requirements under U.S. securities laws, including Schedule 13 and Section 16 of the Securities Act. Shareholders who acquire more than 5% of the outstanding shares of our ordinary shares (represented by ADSs) must file beneficial owner reports on Schedule 13D or 13G until their holdings drop below 5%. These filings contain background information about the shareholders who file them as well as their investment intentions, providing investors and the company with information about accumulations of securities that may potentially change or influence company management and policies.

Additionally, Section 16 of the Securities Exchange Act of 1934 applies to an SEC reporting company’s directors and officers, as well as shareholders who own more than 10% of a class of the company’s equity securities registered under the Exchange Act. The rules under Section 16 require these “insiders” to report most of their transactions involving the company’s equity securities to the SEC within two business days on Forms 3, 4 or 5. Section 16 also establishes mechanisms for a company to recover “short swing” profits, or profits an insider realizes from a purchase and sale of the company’s security that occur within a six-month period. In addition, Section 16 prohibits short selling by insiders of any class of the company’s securities, whether or not that class is registered under the Exchange Act.

Shareholder Approval of Offering

Under applicable Nasdaq Listing Rules, a company must not, subject to specified exceptions, without the approval of its shareholders, issue or agree to issue, any equity securities, or other securities with rights to convert into equity, if the number of those securities exceeds 19.99% of the number of shares issued and outstanding at the commencement of such offering.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act, Nasdaq Listing Rules and any other applicable law or rules, we may at any time issue shares and grant options or warrants on any terms, with preferred or other special rights and restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act, the Nasdaq Listing Rules and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of listed Australian public companies are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s voting power (as defined in the Corporations Act) increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

●	is the holder of the securities;

●	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

●	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

●	If, at a particular time, a person has a relevant interest in issued securities and the person:

●	has entered or enters into an agreement with another person with respect to the securities; or

●	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or

●	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; and

●	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised, then the other person is deemed to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

●	when the acquisition results from the acceptance of an offer under a takeover bid that complies with the Corporations Act;

●	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid that complies with the Corporations Act, the acquisition occurs during the bid period, the bid is for all the voting shares in a bid class and the bid is unconditional or only conditioned on prescribed matters set out in the Corporations Act;

●	when shareholders (other than the persons making the acquisitions and their associates) approve the acquisition by resolution passed at general meeting;

●	an acquisition by a person if, throughout the six months before the acquisition, that person or any other relevant person has had voting power of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power more than three percentage points higher than they had six months before the acquisition;

●	when the acquisition results from the issue of securities under a rights issue (subject, in certain cases, to compliance with conditions);

●	when the acquisition results from the issue of securities under dividend reinvestment schemes;

●	when the acquisition results from the issue of securities to an underwriter or sub-underwriter under underwriting arrangements;

●	when the acquisition results from the issue of securities through a will or through operation of law;

●	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market or a financial market approved by ASIC;

●	an acquisition arising from an auction of forfeited shares conducted on-market; or

●	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. Australian courts and the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions, including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee (provided that the purpose to obtain copies is not a “prescribed purpose” for the purposes of the Corporations Act). Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

Certain Nasdaq Corporate Governance Rules

In connection with applicable Nasdaq Listing and Corporate Governance rules, since July 1, 2024 (at which time we no longer qualified as a foreign private issuer), we are required to comply with corporate governance standards, laws, rules, regulations or generally accepted business practices in the United States. These include, but are not limited to, items described below:

●	The Nasdaq Listing Rules require us to have a majority of independent directors. Our board is currently composed of five directors, three are “independent” as defined under applicable Nasdaq rules.

●	Nasdaq Listing Rules require that an issuer provide for a quorum as specified in its bylaws for any meeting of the holders of ordinary shares, which quorum may not be less than 33-1/3% of the outstanding shares of an issuer’s voting ordinary shares.

●	Under applicable Nasdaq Listing Rules, an issuer must obtain shareholder approval prior to the issuance of any equity securities, or other securities with rights to convert into equity, if the number of those securities exceeds 19.99% of the number of shares issued and outstanding at the commencement of certain acquisitions, private placements of securities, or the establishment or amendment of certain equity option, purchase or other compensation plans.

Transfer Agent and Registrar

The depositary bank for the ADSs is Citibank, N.A. Our ordinary share register is maintained by Computershare Investor Services Pty Ltd. The share register reflects only registered owners of our ordinary shares. Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary bank, the custodian or their nominees will be the holder of the shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs, subject to the terms and conditions applicable thereto. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

Listing

Our ADSs representing our ordinary shares are listed on the Nasdaq Global Market under the symbol “BNOX.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citicorp Nominees Pty Limited, located at Level 15, 120 Collins Street, Melbourne VIC 3000.

We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov).

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, 180 ordinary shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-ordinary shares ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of Australia, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of Australia.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Ordinary Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if we request such rights be made available to holders of ADSs, it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.

The depositary bank will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the depositary bank; or

●	It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

The depositary bank will make the election available to you only if we request and it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Australia would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to subscribe for additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we request such rights be made available to you and provide to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

The depositary bank will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the depositary bank; or

●	The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon completion of an offering pursuant to this prospectus, any ordinary shares sold in such offering will be deposited by us with the custodian. Upon receipt of confirmation of such deposit and our satisfaction of the conditions to the issuance of ADSs, including payment of any issuance fees or other taxes or charges, as specified in the deposit agreement, the depositary bank will issue ADSs to the applicable underwriters or other persons pursuant to our instructions.

The depositary bank may create ADSs on your behalf if you or your broker deposits ordinary shares with the custodian and provides the certifications and documentation required by the deposit agreement. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any other applicable charges and taxes specified in the deposit agreement, including taxes and charges payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and Australian legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

●	The ordinary shares are duly authorized validly issued, fully paid, non-assessable and legally obtained.

●	All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

●	You are duly authorized to deposit the ordinary shares.

●	The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

●	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and Australian law considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

●	obligations to pay fees, taxes and similar charges; and/or

●	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital.”

At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary bank may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:

●	In the event of voting by show of hands, the depositary bank will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

●	In the event of voting by poll, the depositary bank will vote (or cause the Custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

Securities for which no voting instructions have been received will not be voted (except as set forth above in the case voting is by show of hands and as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges

As an ADS holder, you are required to pay the following fees under the terms of the deposit agreement:

Service	Fees
● Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares, upon a change in the ADS(s)-to-ordinary share(s) ratio, or for any other reason), excluding ADS issuances as a result of distributions described in the fourth bullet below	Up to U.S. 5¢ per ADS issued

● Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited ordinary shares, upon a change in the ADS(s)-to-ordinary share(s) ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled

● Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

● Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

● Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held

● ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank
● Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred

● Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).	Up to U.S. 5¢ per ADS (or fraction thereof) converted

As an ADS holder you will also be responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the fees, expenses, spreads, taxes and other charges of the depositary bank and/or service providers (which may be a division, branch or affiliate of the depositary bank) in the conversion of foreign currency;

●	the reasonable and customary out-of-pocket expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

●	the fees, charges, costs and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of any ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Amendments and Termination

We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary bank may make available to owners of ADSs a means to withdraw the ordinary shares represented by ADSs and to direct the depositary of such ordinary shares into an unsponsored American depositary share program established by the depositary bank. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:

●	We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

●	The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

●	We and the depositary bank also disclaim any liability for any action or inaction of any clearing or settlement system (and any participant thereof) for the ADSs or securities on deposit.

●	We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Constitution, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Constitution or in any provisions of or governing the securities on deposit.

●	We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

●	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.

●	Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of Australia.

As an owner of ADSs or holder of an interest therein, you irrevocably agree that any suit, action or proceeding arising out of the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated thereby, involving the Company or the depositary bank, may only be instituted in a state or federal court in the city of New York, and by holding an ADS or an interest therein, you irrevocably waive any objection which you may now or hereafter have to the laying of venue of any such suit, action or proceeding in, and irrevocably submit to the exclusive jurisdiction of, such courts in any such suit, action or proceeding. The deposit agreement also provides that the foregoing agreement and waiver shall survive your ownership of the ADSs or interests therein.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT, OR RELATING TO, OF THE DEPOSIT AGREEMENT, THE ADRs OR ANY TRANSACTION CONTEMPLATED THEREIN.

Such waiver of your right to trial by jury would apply to any claim under U.S. federal securities laws. The waiver continues to apply to claims that arise during the period when a holder holds the ADSs, whether the ADS holder purchased the ADSs in an offering by us or in secondary transactions, even if the ADS holder subsequently withdraws the underlying ordinary shares. If we or the depositary bank opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of the applicable case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary bank’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Bionomics,” “we,” “our” or “us” refer to Bionomics Limited excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or DTC, or a nominee of DTC (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of DTC. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●	we are the surviving entity or the successor person (if other than Bionomics) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction, Australia, Canada, the Cayman Islands or the United Kingdom and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Bionomics and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Bionomics;

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our ordinary shares represented by ADSs and/or debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of our ordinary shares represented by ADSs purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities or ordinary shares represented by ADSs will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States Federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of Bionomics.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of ordinary shares represented by ADSs at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase ordinary shares represented by ADSs are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

PLAN OF DISTRIBUTION

We may sell or distribute our securities from time to time in one or more public or private transactions:

●	through underwriters;

●	through agents;

●	to dealers;

●	directly to one or more purchasers;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades;

●	through a combination of any of the above; and

●	any other method permitted pursuant to applicable law.

Any sale or distribution may be effected by us:

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated or fixed prices.

At any time a particular offer of the securities is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In addition, we may distribute the securities as a dividend or in a rights offering to our existing security holders. In some cases, we or dealers acting for us or on behalf of us may also repurchase the securities and reoffer them to the public by one or more of the methods described above.

Through Underwriters

If underwriters are used in a sale or distribution, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

We may sell or distribute the securities directly or through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the securities covered by this prospectus, we will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Direct Sales

We may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge the securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General

Agents, dealers and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.bionomics.com.au. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2024, filed with the SEC on September 30, 2024;

●	Our Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024;

●	our Current Reports on Form 8-K filed with the SEC on October 2, 2024, and October 10, 2024;

●	Our Definitive Proxy Statement filed on Form DEF 14A on November 12, 2024;

●	the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-41157), filed with the SEC on December 13, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus supplement is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Bionomics Limited

200 Greenhill Road

Eastwood SA 5063

Australia

Tel: +61 881507400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. A majority of our directors and executive officers are non-residents of the United States, and all or substantially all of the assets of such persons are located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors and executive officers or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors and executive officers or us in U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	enforce in U.S. courts judgments obtained against any of our non-U.S. resident directors and executive officers or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against any of our non-U.S. resident directors and executive officers or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in U.S. courts against any of our non-U.S. resident directors and executive officers or us, including actions under the civil liability provisions of U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may not be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States under U.S. federal securities laws or any action brought against us under U.S. state laws.

LEGAL MATTERS

The validity of the securities and certain other matters under Australian law will be passed upon for us by Johnson Winter Slattery, our Australian counsel. Certain matters of U.S. law will be passed upon for us by Rimon P.C. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bionomics Limited appearing in Bionomics Limited’s Annual Report (Form 10-K) for the fiscal year ended June 30, 2024 have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Change in Accountants

Our independent registered public accounting firm is Wolf & Company, P.C., which has served as our independent auditor for fiscal years 2024 and 2023, with respect to our financial statements prepared in accordance with U.S. GAAP. Ernst & Young served as our independent registered public accounting firm for fiscal year 2023 and for part of fiscal year 2024 with respect to our financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”), as we were a foreign private issuer until June 30, 2024 and reported our financial statements under IFRS. During the auditor transition period from Ernst & Young to Wolf & Company, P.C. for the period ended June 30, 2024, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

OFFERING EXPENSES

The following is an estimate of the expenses that we may incur in connection with a possible offering of securities registered under this registration statement.

SEC registration fee		$0	**
FINRA filing fee		$0	***
Printing expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Transfer agent and trustee fees and expenses			*
Miscellaneous			*

Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
**	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $100,000,000 of securities that were previously registered, but were not sold, pursuant to the Company’s registration statement on Form F-3 (File No. 333-271696) filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2023 (the “Prior Registration Statement”). The registration fee with respect to such securities, totaling $19,836, was previously paid when the prospectus supplement relating to such securities was filed with the SEC pursuant to Rule 424(b)(5) and such registration fee will continue to be applied to the unsold securities. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of this registration statement.
***	The Company paid FINRA filing fees of $27,500 upon the filing and registration of it Form F-3 registration statement, on May 5, 2023, and therefore, the unused portion is being carried forward to this registration statement on Form S-3.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November [__], 2024

PROSPECTUS SUPPLEMENT

(To Prospectus dated      , 2024)

Up to $2,000,000

American Depositary Shares

We have entered into an At The Market Offering Agreement, or the sales agreement, with H.C. Wainwright & Co., LLC, or Wainwright, dated November 18, 2024, relating to the American Depositary Shares, or ADSs, offered by this prospectus. Each ADS represents one hundred eighty (180) of our ordinary shares, no par value. Under this prospectus, we may offer and sell ADSs having an aggregate offering price of up to $2.0 million from time to time through Wainwright, acting as sales agent, in accordance with the Sales Agreement.

Sales of the ADSs, if any, under this prospectus may be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Wainwright may sell our ADSs by any method permitted by law deemed to be an at-the-market offering as defined in Rule 415(a)(4) promulgated under the Securities Act. Wainwright is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq, on mutually agreed terms between the Wainwright and us. There are no minimum sale requirements, and there is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As of November 18, 2024, the aggregate market value of our ADSs held by non-affiliates, or public float, was approximately $12,621,277 based on 19,417,351 ADSs outstanding (representing 3,495,123,216 ordinary shares) outstanding, based on a closing price of $0.65 per ADS on September 24, 2024, which was the highest closing sale price of our ADSs on the Nasdaq Global Market, the principal market for our common equity, within 60 days of the filing date of this registration statement. In the past 12 calendar months, we have offered and sold pursuant to General Instruction I.B.5 of Form F-3 an aggregate of 1,690,451 ADSs for gross proceeds of approximately $2,187,042. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Wainwright will be entitled to a commission of 3.0% of the gross sales price per ADS sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-19 for additional information regarding the compensation to be paid to Wainwright. In connection with the sale of the ADSs on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting compensation. We have also agreed in the Sales Agreement to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act.

The ADSs are listed on the Nasdaq under the symbol “BNOX.” On November 5, 2024, the last reported sale price of the ADSs on the Nasdaq was $0.49 per ADS.

INVESTING IN OUR ADSS INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING AN INVESTMENT DECISION, PLEASE READ THE INFORMATION UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission, any state securities commission, the Australian Securities and Investments Commission, nor any other foreign securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

This prospectus supplement is dated        , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this prospectus supplement, we may offer and sell up to $2,000,000 of our ADSs from time to time through H.C. Wainwright & Co., LLC or Wainwright, acting as our sales agent at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus relates to the offering of our ADSs. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific details regarding this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Wainwright has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor Wainwright, take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Wainwright is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, any applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

When we refer to “Bionomics,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Bionomics Limited and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We use our registered and unregistered trademarks, including Bionomics™, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless otherwise indicated, all amounts presented in this prospectus are presented in U.S. Dollars (“$”).

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

We are incorporated in Australia, and many of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, as of July 1, 2024, we were no longer eligible for treatment as a “foreign private issuer” Therefore, beginning July 1, 2024, we are required and began to file periodic reports and financial statements with the SEC as a U.S. domestic registrants whose securities are registered under the U.S. Securities Exchange Act of 1934, as amended.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements.

All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results.

You should refer to the “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.

Forward-looking statements in this prospectus include, but are not limited to, statements about:

●	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

●	the timing and focus of our ongoing and future clinical trials and preclinical studies, and the reporting and interpretation of data from those trials and studies;

●	our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;

●	the market opportunity and competitive landscape for our product candidates, including our estimates of the number of patients who suffer from the conditions we are targeting;

●	the success of competing therapies that are or may become available;

●	our estimates of the number of patients that we will enroll in our clinical trials;

●	the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

●	the timing of initiation and completion, and the progress of our drug discovery and research programs;

●	the timing or likelihood of regulatory filings and approvals for our product candidates for various diseases;

S-iii

●	our ability to obtain and maintain regulatory approval of our product candidates;

●	our plans relating to the further development of our product candidates, including additional indications we may pursue;

●	existing regulations and regulatory developments in the United States, Australia, Europe and other jurisdictions;

●	risks associated with the COVID-19 pandemic, which has and may continue to materially and adversely impact our business, preclinical studies and clinical trials;

●	our plans and ability to obtain, maintain, protect and enforce our intellectual property rights and our proprietary technologies, including extensions of existing patent terms where available;

●	our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;

●	our plans regarding, and our ability to enter into, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our financial performance;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our anticipated use of our existing resources;

●	our anticipated use of proceeds from this offering, if any;

●	cyber security risks and any failure to maintain the confidentiality, integrity and availability of our computer hardware, software and internet applications and related tools and functions; and

●	our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act.

The “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC references the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any prospectus supplement.

S-iv

PROSPECTUS SUMMARY

This summary does not contain all of the information that may be important to you in making your investment decision. In addition to this summary, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus before deciding whether to invest in our securities. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a clinical-stage biopharmaceutical company developing novel, allosteric ion channel modulators designed to transform the lives of patients suffering from serious central nervous system (“CNS”) disorders with high unmet medical need. Ion channels serve as important mediators of physiological function in the CNS and the modulation of ion channels influences neurotransmission that leads to downstream signaling in the brain. The α7 nicotinic acetylcholine (“ACh”) receptor (“α7 receptor”) is an ion channel that plays an important role in driving emotional responses and cognitive performance. Utilizing our expertise in ion channel biology and translational medicine, we are developing orally active small molecule negative allosteric modulators (“NAMs”) to treat anxiety and stressor-related disorders. In addition, through a long-standing strategic partnership with Merck & Co., Inc., in the United States and Canada (“MSD”), we are also developing positive allosteric modulators (“PAMs”) of the α7 receptor to treat cognitive dysfunction. Bionomics’ pipeline also includes preclinical assets that target Kv3.1/3.2 and Nav1.7/1.8 ion channels being developed for CNS conditions of high unmet need.

We are advancing our lead product candidate, BNC210, an oral, proprietary, selective NAM of the α7 receptor, for the chronic treatment of Post-Traumatic Stress Disorder (“PTSD”) and the acute treatment of Social Anxiety Disorder (“SAD”). There remains a significant unmet medical need for the over 27 million patients in the United States alone suffering from SAD and PTSD.

Current pharmacological treatments include certain antidepressants and benzodiazepines, and there have been no new FDA approved therapies in these indications in nearly two decades. These existing treatments have multiple shortcomings, such as a slow onset of action of antidepressants, and significant side effects of both classes of drugs, including abuse liability, addiction potential and withdrawal symptoms. BNC210 has been observed in our clinical trials to have a fast onset of action and clinical activity without the limiting side effects seen with the current standard of care.

In September 2023, we announced the results of the Phase 2b ATTUNE study, which was a double-blind, placebo-controlled trial conducted in a total of 34 sites in the United States and the United Kingdom, with 212 enrolled patients, randomized 1:1 to receive either twice daily 900 mg BNC210 as a monotherapy (n=106) or placebo (n=106) for 12 weeks. The trial met its primary endpoint of change in Clinician-Administered PTSD Scale for DSM-5 (“CAPS-5”) total symptom severity score from baseline to Week 12 (p=0.048). A statistically significant change in CAPS-5 score was also observed at Week 4 (p=0.016) and at Week 8 (p=0.015). Treatment with BNC210 also showed statistically significant improvement both in clinician-administered and patient self-reporting in two of the secondary endpoints of the trial. Specifically, BNC210 led to significant improvements at Week 12 in depressive symptoms (p=0.041) and sleep (p=0.039) as measured by Montgomery-Åsberg Depression Rating Scale (“MADRS”) and Insomnia Severity Index (ISI), respectively. BNC210 also showed signals and trends across visits in the other secondary endpoints including the clinician and patient global impression - symptom severity (“CGI-S”, “PGI-S”, respectively) and the Sheehan Disability Scale (“SDS”). In July 2024, we announced a positive outcome of an End-of-Phase 2 meeting with FDA that provides a potential path to New Drug Application (“NDA”) submission for BNC210 for PTSD that alongside the positive Phase 2b ATTUNE trial includes a single additional Phase 3 trial. This Phase 3 trial will evaluate two dose levels of BNC210 in a 12-week randomized, double-blind, placebo-controlled trial with a 52-week open-label extension. Start-up activities for a planned Phase 3 trial of BNC210 in PTSD are underway. We plan to initiate the Phase 3 trial in PTSD in the second half of 2025, contingent upon having sufficient capital on hand. Although the FDA has denied our initial Breakthrough Therapy designation application, we are considering a rebuttal in the future. The approval process for the BNC210 PTSD program is not expected to be impeded, as we have already received Fast-Track designation for both the PTSD and SAD programs.

We have completed our Phase 2 PREVAIL trial for BNC210 for the acute treatment of SAD. While PREVAIL narrowly missed its primary endpoint, as measured by the change from baseline to the average of the Subjective Units of Distress Scale (“SUDS”) scores during a 5-minute Public Speaking Challenge in the BNC210-treated patients when compared to placebo, the December 2022 topline data readout revealed encouraging trends in the prespecified endpoints. The findings did indicate a consistent trend toward improvements across primary and secondary endpoints and a favorable safety and tolerability profile consistent with previously reported results. These results supported a post-hoc in-depth analysis of the full dataset to better understand the potential of the drug and guide late-stage trial design. In October 2023, we announced a positive outcome of an End-of-Phase 2 meeting with FDA that enables advancement of BNC210 into Phase 3 studies in SAD. Start-up activities for a planned Phase 3 trial of BNC210 in SAD are underway. In July 2024, we announced the initiation of patient screening for the Phase 3 AFFIRM-1 trial evaluating the safety and efficacy of BNC210 for the acute, as-needed treatment of SAD. AFFIRM-1 targets enrollment of 330 adult patients with SAD at clinical sites in the United States. It is a multi-center, double-blind, two-arm, parallel group, placebo-controlled trial. Participants will be randomized 1:1 to receive a single dose of 225 mg BNC210 or matched placebo about one hour before speaking in public. The primary endpoint will compare BNC210 to placebo using the SUDS to measure self-reported anxiety levels during a public speaking task. Secondary efficacy endpoints include the Clinical and Patient Global Impression (“CGI” and “PGI”, respectively) scales and the State-Trait Anxiety Inventory (“STAI”). Topline results from the AFFIRM-1 trial are expected in the third quarter of 2025.

The Company’s expertise in ion channels and approach to developing allosteric modulators have been validated through its strategic partnership with MSD for our α7 receptor PAM program, which targets a receptor that has garnered significant attention for treating cognitive deficits. This partnership enables Bionomics to maximize the value of its ion channel and chemistry platforms and develop transformative medicines for patients suffering from cognitive disorders such as Alzheimer’s disease.

The above-stated overview is a summary, and not a complete statement on our Company, business, pipeline products or clinical trials. For a complete description of the Company and its business and product pipelines, as well as clinical trials and more, please read our annual report on form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2024, as well as any quarterly and current reports we have filed and will subsequently file with the SEC, which provides further updates on our company, the business, risk factors, financial performance and more, each of which is incorporated by reference in this registration statement.

Summary Risks Factors

Investing in our securities involves a high degree of risk. Below is a summary of certain factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks that we face. Additional discussion of the risks summarized below, as well as other risks that we face, can be found under the heading “Risk Factors” contained in the prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

●	We are a clinical-stage biopharmaceutical company with no approved products. We have incurred significant operating losses since our inception and expect to incur significant losses for the foreseeable future. We may never generate any revenue or become profitable or, if we achieve profitability, we may not be able to sustain it.

●	We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development programs, commercialization efforts or other operations.

●	Preclinical and clinical drug development is a lengthy and expensive process, with an uncertain outcome. Our preclinical and clinical programs may experience delays or may never advance, which would adversely affect our ability to obtain regulatory approvals or commercialize our product candidates on a timely basis or at all, which could have an adverse effect on our business.

●	If we experience delays or difficulties in the initiation, enrollment and/or retention of patients in clinical trials, our regulatory submissions or receipt of necessary regulatory approvals could be delayed or prevented.

●	The trading price of our ordinary shares has been volatile, and that of our ADSs may be volatile, and you may not be able to resell the ADSs at or above the price you paid.

●	An active trading market for the ADSs may not be maintained or be liquid enough for you to sell your ADSs quickly or at market price.

●	Your right as a holder of ADSs to participate in any future preferential subscription rights offering or to elect to receive dividends in ordinary shares may be limited, which may cause dilution to your holdings.

●	Our current or future product candidates may cause adverse or other undesirable side effects that could delay or prevent their regulatory approval, limit the commercial profile of an approved label or result in significant negative consequences following marketing approval, if any.

●	We may have difficulties in attracting and retaining key personnel, and if we fail to do so our business may suffer.

●	We depend on collaboration partners to develop and commercialize our collaboration product candidates, including Merck and Carina Biotech. If our collaboration partners fail to perform as expected, fail to advance our collaboration product candidates or are unable to obtain the required regulatory approvals for our collaboration product candidates, the potential for us to generate future revenue from such product candidates would be significantly reduced and our business would be significantly harmed.

●	We currently rely, and expect to continue to rely, on third parties to conduct some or all aspects of our product manufacturing, research and preclinical and clinical testing, and these third parties may not perform satisfactorily.

●	We may not be able to protect our intellectual property rights throughout the world.

Corporate Information

Bionomics Limited is an Australian public company incorporated in 1996 and listed on the Nasdaq Global Market, and was previously listed on the ASX between November 26, 1999 and August 28, 2023. Our registered office is located at 200 Greenhill Road Eastwood SA 5063 Australia, and our telephone number is +61 8 8150 7400. Our agent for service of process in the United States is c/o Cogency Global Inc., 850 New Burton Road, Suite 201, Dover, DE 19904. Our website address is www.bionomics.com.au. The information contained in, or accessible through, our website does not constitute part of this prospectus.

As previously disclosed in a current report on Form 8-K, which was filed with the SEC on October 2, 2024, Bionomics Limited, an Australian corporation (“Bionomics”), and Neuphoria Therapeutics Inc., a Delaware corporation (“Neuphoria”), have entered into a Scheme Implementation Agreement to re-domicile from Australia to the U.S. State of Delaware pursuant to a Scheme of Arrangement under Australian law. Upon completion of the Scheme of Arrangement, Bionomics would become a wholly-owned subsidiary of Neuphoria. Subsequently, as further disclosed on another current report on Form 8-K filed on November 8, 2024, Bionomics and Neuphoria entered into an amendment to the Scheme Implementation Agreement to amend the exchange ratio of securities outstanding, whereby holders of ordinary shares in Bionomics will receive one share of common stock in Neuphoria for every 2,160 ordinary shares of Bionomics held as of record date; and holders of American Depositary Shares (“ADSs”) of Bionomics will receive one share of common stock in Neuphoria for every 12 ADSs held in Bionomics as of the record date.

As disclosed in a Form 8-K filed on July 16, 2024, Bionomics received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of the company’s ADSs for the 30 consecutive business days between May 28, 2024 and July 10, 2024, Bionomics did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). The letter also indicated that Bionomics will be provided with a compliance period of 180 calendar days, or until January 7, 2025, in which to regain compliance. Upon completion of the Scheme of Arrangement, and assuming passage of the redomestication proposal, Neuphoria will become the successor issuer to Bionomics and, with the exchange ratio disclosed above, the company expects to regain compliance with Nasdaq’s minimum bid price requirement. Each of the form 8-Ks noted above, along with other annual, quarterly and current reports previously and subsequently filed with the SEC are incorporated by reference into this registration statement. See the “Incorporation by Reference” heading on page S-21 for more information on the SEC filings that are incorporated by reference into this prospectus supplement.

While we are currently an Australian corporation, we are subject to the reporting requirements of the SEC pursuant to, among other rules and regulations, the Securities Exchange Act of 1934, as amended. We no longer qualified as a foreign private issuer beginning on July 1, 2024, and, accordingly, have been reporting as a domestic U.S. issuer since that date on SEC Forms 10-K, 10-Q and 8-K.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports (if any), proxy statements (if any) and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering (“IPO”). However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information in this prospectus and that we provide to our stockholders in the future may be different than what you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

ADSs offered by us in this offering	ADSs, each ADS representing 180 ordinary shares, no par value, having an aggregate offering price of up to $2,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, H.C. Wainwright & Co. See “Plan of Distribution” contained in this prospectus supplement.

The ADSs	Each ADS represents one hundred eighty ordinary shares.

The depositary bank (as identified below) will be the holder of the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary bank and holders and beneficial owners of ADSs from time to time.

You may surrender your ADSs to the depositary bank to withdraw the ordinary shares underlying your ADSs, upon and subject to the terms of the deposit agreement. The depositary bank will charge you a fee for such an exchange.

We may amend or terminate the deposit agreement for any reason without your consent. Any amendment that imposes or increases fees or charges or which materially prejudices any substantial existing right you have as an ADS holder will not become effective as to outstanding ADSs until 30 days after notice of the amendment is given to ADS holders. If an amendment becomes effective, you will be bound by the deposit agreement as amended if you continue to hold your ADSs.

To better understand the terms of the ADSs, you should carefully read the section of the accompanying prospectus to the registration statement entitled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which will be filed as an exhibit to the registration statement to which this prospectus forms a part.

Depositary bank	Citibank, N.A.

Use of proceeds	We intend to use the net proceeds from this offering, if any, together with our existing cash and cash equivalents, to fund our pipeline development, to maintain our working capital, and for general corporate purposes.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and the other information in this prospectus supplement, and as also incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in our ADSs.

Listing	Our ADSs are listed on the Nasdaq Global Market under the symbol “BNOX.”

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are each incorporated by reference in their entirety in this prospectus supplement and the accompanying prospectus, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, together with other information in this prospectus supplement, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our ADSs to decline, resulting in a loss of all or part of your investment. The risks and uncertainties summarized and described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, prospects, financial condition and results of operations. Certain statements in this prospectus supplement, and the accompany prospectus, are forward-looking statements. Please also see the section entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Related to this Offering

You may experience immediate and substantial dilution in the book value per ADS you purchase.

The offering price per ADS in this offering may exceed the net tangible book value per ADS outstanding prior to this offering. If holders of outstanding options exercise those options at prices below the price you pay, you would experience further dilution. Because the sales of the ADSs offered hereby will be made directly into the market, the prices at which we sell these ADSs will vary and these variations may be significant. Purchasers of the ADSs we sell, as well as holders of our existing ADSs, will experience significant dilution if we sell ADSs at prices significantly below the price at which they invested.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ADSs, ordinary shares or other securities convertible into or exchangeable for the ADSs or our ordinary shares at prices that may not be the same as the price per ADS in this offering. We may sell ADSs, ordinary shares or other securities in any other offering at a price that is less than the price paid by investors in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to the rights of ADSs holders. After this offering of up to $2,000,000 in ADSs is completed, our effective Registration Statement on Form S-3 will remain available to cover the future public offering and sale of up to $98,000,000 of our securities registered thereon, and, if no ADSs are sold in this offering, the full $2,000,000 of our ADSs may be sold in other offerings pursuant to the base prospectus. The price at which we sell ADSs, ordinary shares or securities convertible or exchangeable into ADSs or ordinary shares, in future transactions may be higher or lower than the price per ADS paid by investors in this offering.

Future sales or issuances of our securities in the public markets, or the perception of such sales, could depress the trading price of our ADSs.

The sale of a substantial number of shares of our ADSs or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our ADSs at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of our ADSs.

Sales of ADSs issuable upon exercise of Warrants and other derivative securities could cause the market price of our ADSs to decline.

If we issue warrants, then such warrants will entitle the holder to receive additional securities from us, diluting your ownership interest. For example, in the private placement offering we consummated on June 3, 2024, the warrants issued in the first tranche of that offering entitles the investor to purchase up to 18,932,477 ADSs, of which 12,652,572 ADS remain exercisable under the accompanying cash exercise warrant issued in June 2024 private placement as of the date of this prospectus supplement. The sale of additional ADSs, or the perception that such sales could occur, could cause the market price of our ADSs to decline or become more volatile.

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

SEC regulations may limit the number of shares we may sell under this prospectus.

Under current SEC regulations, because our public float is currently less than $75 million, and for so long as our public float remains less than $75 million, the amount we can raise through primary public offerings of securities in any twelve-month period using shelf registration statements, including sales under this prospectus, is limited to an aggregate of one-third of our public float, which is referred to as the baby shelf rules. As of November 18, 2024, the aggregate market value of our ADSs held by non-affiliates, or public float, was approximately $12,621,277 based on 19,417,351 ADSs outstanding (representing 3,495,123,216 ordinary shares) outstanding, based on a closing price of $0.65 per ADS on September 24, 2024, which was the highest closing sale price of our ADSs on the Nasdaq Global Market, the principal market for our common equity, within 60 days of the filing date of this registration statement. In the past 12 calendar months, we have offered and sold pursuant to General Instruction I.B.5 of Form F-3 an aggregate of 1,690,451 ADSs for gross proceeds of approximately $2,187,042. If our public float decreases, the amount of securities we may sell under our Form S-3 shelf registration statement, including this prospectus supplement, will also decrease. Conversely, if our public float increases sufficiently, the amount of securities we may sell under our Form S-3, including this prospectus supplement, will also increase, and we may amend this prospectus supplement to reflect such possible increase in ADSs hereunder.

It is not possible to predict the number of ADSs sold under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Wainwright at any time throughout the term of the Sales Agreement. The number of ADSs that are sold through Wainwright after our delivery of a placement notice will fluctuate based on a number of factors, including the market price of the ADSs during the sales period, any limits we may set with Wainwright in any applicable placement notice and the demand for the ADSs. If the market price of our ADSs during the sales period declines, we would be able to potentially sell a higher number of ADSs than the number based on the current market price of our ADSs and, in any event, we may choose to sell a lower number of ADSs than the $2.0 million of our ADSs set forth on the cover of this prospectus supplement.

The ADSs offered hereby will be sold in “at-the-market offerings” and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times likely will pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of ADSs sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for ADSs to be sold in this offering. Investors may experience a decline in the value of the ADSs they purchase in this offering as a result of sales made at prices lower than the prices they paid.

ADSs representing a substantial percentage of our outstanding shares may be sold in this offering and such ADSs will be freely tradable, which could cause the price of the ADSs to decline.

A substantial number of the ADSs may be sold in the public market in this offering, and all of the ADSs sold in the offering will be freely tradable without restriction or further registration under the Securities Act. These sales, and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, may cause the market price of the ADSs to decline. This could make it more difficult for you to sell your ADSs at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

If we fail to meet the continued listing requirements of Nasdaq, it could result in a de-listing of our ADSs.

If we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements, continued listing requirements such as the minimum $1.00 closing bid price requirement, Nasdaq could take steps to delist our ADSs. Any failure by us to comply with Nasdaq’s continued listing standards could result in a deficiency notice and, if not cured within the applicable period, could result in delisting. Our ADSs are currently listed on the Nasdaq Global Market.

On July 11, 2024, we received a letter from the Listing Qualifications Staff of Nasdaq notifying us that, for the prior 30 consecutive business days, Bionomics did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). The letter also indicated that we will be provided with a compliance period of 180 calendar days from the date of the notice, or until January 7, 2025 (the “Compliance Period”), to regain compliance with the minimum bid price requirement, during which time the ADSs will continue to trade as normal on the Nasdaq Global Market. To regain compliance with the minimum bid price requirement pursuant to Nasdaq Listing Rule 5810(c)(3)(A), our securities must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Compliance Period. In the event we do not regain compliance by the end of the Compliance Period, then we might be eligible for additional time to regain compliance.

We expect to take action to satisfy the minimum bid price. Such action could include increasing the ratio of the number of our ordinary shares per ADS. We cannot assure you that we will regain compliance, or if we do regain compliance, that we will remain in compliance with all applicable requirements for continued listing on the Nasdaq Global Market. If we fail to sustain compliance with all applicable requirements for continued listing on the Nasdaq Global Market, the ADSs may be subject to delisting by Nasdaq. This could inhibit the ability of holders of the ADSs to trade their ADSs in the open market, thereby severely limiting the liquidity of such ADSs. Although holders of the ADSs may be able to trade such ADSs on the over-the-counter market, there can be no assurance that this would occur. Further, the over-the-counter market provides significantly less liquidity than Nasdaq and other national securities exchanges, is thinly traded and highly volatile, has fewer market makers and is not followed by analysts. As a result, your ability to trade or obtain quotations for these securities may be more limited than if they were quoted on Nasdaq or other national securities exchanges.

Any Nasdaq action relating to a delisting could have a negative effect on the price of our ADSs, impair the ability to sell or purchase our ADSs when persons wish to do so, and any such delisting action may materially adversely affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from the Nasdaq Global Market could also have other negative results, including the potential loss of institutional investor interest, reduced research coverage, and fewer business development opportunities.

USE OF PROCEEDS

We may sell ADSs from time to time having gross aggregate sales proceeds of up to $2.0 million. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, estimated commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any ADSs under or fully utilize the Sales Agreement with Wainwright as a source of financing.

We intend to use the net proceeds from this offering, if any, together with our existing cash and cash equivalents, to fund our pipeline development, to maintain our working capital, and for general corporate purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical, non-clinical or pre-clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any outstanding binding agreements or commitments relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures, and other strategic transactions.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2024, presented both in Australian and U.S. Dollars:

●	on an actual basis; and

●	on an as-adjusted basis to give further effect to the sale of 4,081,632 ADSs in this offering at an assumed offering price of $0.49 per ADS, which was the closing price of our ADSs on the Nasdaq Global Market on November 5, 2024, after deducting the estimated sales commissions and estimated offering expenses payable by us.

	As of September 30, 2024
	Actual		As Adjusted
			(in thousands)
Cash and cash equivalents		$8,082,410	9,819,910

Equity:
Capital		$198,280,436	$200,017,936
Share-based payments reserve	$
Foreign currency translation reserve		$(2,428,214)	(2,428,214)
Accumulated losses		$(178,781,858)	(178,781,858)
Total equity		$17,070,364	18,807,864

Total capitalization		$25,152,774	28,627,773

The number of ordinary shares in the table above is based on 3,177,662,862 ordinary shares outstanding as of September 30, 2024 and excludes:

●	97,434,330 ordinary shares issuable upon exercise of options outstanding as of September 30, 2024, at a weighted average exercise price of A$0.13 per share, of which options to purchase 79,909,138 ordinary shares were vested at a weighted average exercise price of A$0.16 per share; and

●	2,674,722,960 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2024 at a weighted average exercise price of $0.0047 per share, of which all were fully vested.

In addition, the number of ordinary shares in the table above excludes shares issuable pursuant to future awards granted to our employees under the Employee Equity Plan or that might be granted to our directors. Awards under the Employee Equity Plan may be issued as ADSs based on the applicable ratio of ordinary shares to ADSs.

DILUTION

If you invest in our ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per ADS and the as adjusted net tangible book value per ADS after this offering. As of September 30, 2024, our net tangible book value was $2.7 million, or $0.15 per ADS. Net tangible book value per ADS represents our total tangible assets (excluding deferred issuance costs) less our total liabilities, divided by the number of ADSs outstanding as of September 30, 2024.

Net tangible book value dilution per ADS to investors participating in this offering represents the difference between the amount per ADS paid by purchasers of ADSs in this offering and the as adjusted net tangible book value per ADS immediately after this offering. After giving effect to the sale of 4,081,632 ADSs in this offering at an assumed offering price of $0.49 per ADS, the last reported sale price of our ADSs on The Nasdaq Capital Market on November 5, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $4.4 million, or approximately $0.21 per ADS. This represents an immediate increase in as adjusted net tangible book value of $0.06 per ADS to our existing stockholders and an immediate dilution in net tangible book value of $0.28 per ADS to investors participating in this offering at the assumed public offering price.

Assumed public offering price per ADS		$0.49
Historical net tangible book value per ADS as of September 30, 2024	$0.15
Increase in net tangible per ADS attributable to this offering	$0.06
As adjusted net tangible book value per ADS as of September 30, 2024 after giving effect to this offering		$0.21
Dilution in net tangible book value per ADS to investors participating in this offering		$0.28

The table above assumes for illustrative purposes that an aggregate of $2 million in ADSs are sold at a price of $0.49 per ADS, the last reported sale price of our ADS on The Nasdaq Capital Market on November 5, 2024. The ADSs sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.51 per ADS in the price at which the ADSs are sold from the assumed public offering price of $0.49 per ADS shown in the table above, assuming all of our ADSs in the aggregate amount of $2 million is sold at that price, would increase our as adjusted net tangible book value per ADS after the offering to $0.30 per ADS and would increase the dilution in net tangible book value per ADS to investors participating in this offering to $0.70 per ADS, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per ADS in the price at which the ADSs are sold from the assumed public offering price of $0.49 per ADS shown in the table above, assuming all of our ADSs in the aggregate amount of $2 million is sold at that price, would decrease our as adjusted net tangible book value per ADS after the offering to $0.19 per ADS and would decrease the dilution in net tangible book value per ADS to investors participating in this offering to $0.20 per ADS, after deducting commissions and estimated aggregate offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The above discussion and table is based on 17,653,683 ADSs outstanding as of September 30, 2024 and excludes as of that date:

●	541,301 ADSs issuable upon exercise of outstanding stock options; and

●	12,652,572 ADSs issuable upon exercise of warrants at a weighted average exercise price of $0.8430 per ADS.

To the extent that stock options or warrants are exercised, we issue new stock options under our equity incentive plan, or we issue additional ADSs in the future, there will be further dilution to investors. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

TAXATION

The following is a summary of material U.S. federal income tax considerations to U.S. Holders (as defined below) and material Australian income tax considerations to Non-Australian Shareholders (as defined below) of the acquisition, ownership and disposition of our ordinary shares and ADSs. This discussion is based on the laws in force as of the date of this prospectus, and is subject to changes in the relevant income tax law, including changes that could have retrospective effect. The following summary does not take into account or discuss the tax laws of any country or other taxing jurisdiction other than the United States and Australia. Holders are advised to consult their tax advisors concerning the overall tax consequences of the acquisition, ownership and disposition of ordinary shares and ADSs in their particular circumstances. This discussion is not intended, and should not be construed, as legal or professional tax advice.

U.S. Federal Income Tax Considerations

The following discussion describes certain material U.S. federal income tax consequences to U.S. Holders (defined below) associated with the purchase, ownership and disposition of our ADSs or ordinary shares acquired pursuant to this offering. This summary applies only to investors that hold our ADSs or ordinary shares as capital assets within the meaning of Section 1221 of the Code, (generally, property held for investment) and that have the U.S. Dollar as their functional currency. This discussion is based on the Code and U.S. Treasury Regulations (including proposed U.S. Treasury Regulations), as well as judicial and administrative interpretations thereof, as of the date hereof. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below. This summary does not discuss the alternative minimum tax, the Medicare tax on net investment income, any estate or gift tax consequences or the tax consequences of an investment in our ADSs or ordinary shares under the tax laws of any state of the United States or the District of Columbia or any political subdivision respectively thereof. No ruling will be requested from the U.S. Internal Revenue Service (“IRS”) regarding the tax consequences of the purchase, ownership or disposition of our ADSs or ordinary shares, and there can be no assurance that the IRS will agree with the discussion set out below.

The following discussion does not address the tax consequences to any particular investor or to persons subject to special tax rules such as:

●	banks, financial institutions or insurance companies;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers or traders in securities, commodities or currencies;

●	tax-exempt entities, “individual retirement accounts” or “Roth IRAs” or governmental organizations;

●	persons that received our ADSs or ordinary shares pursuant to the exercise of any employee stock option or otherwise as compensation for the performance of services;

●	persons that will hold our ADSs or ordinary shares as part of a hedging, wash sale or conversion transaction or as part of a synthetic security or a position in a straddle for U.S. federal income tax purposes;

●	U.S. expatriates;

●	partnerships or other pass-through entities for U.S. federal income tax purposes, and persons that will hold our ADSs or ordinary shares through partnerships or other pass-through entities;

●	holders that own or are deemed to own (directly, indirectly or by attribution) 10% or more, by voting power or value, of our outstanding ordinary shares; or

●	persons that will hold the ADSs or ordinary shares in connection with a trade or business outside the United States.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ADSs or ordinary shares that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If you are a partner in an entity treated as a partnership for U.S. federal income tax purposes that holds our ADSs or ordinary shares, your U.S. federal income tax treatment will generally depend on your status and the activities of the partnership. If you are a partner in such a partnership, you should consult your tax advisor.

The discussion below assumes the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with their terms. For U.S. federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying ordinary shares represented by the ADSs. Assuming such treatment is respected, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. However, the creditability of any foreign taxes paid and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, including individual U.S. Holders (as discussed below), could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and us if, as a result of such actions, the holders of ADSs are not properly treated as beneficial owners of underlying ordinary shares.

INVESTORS AND PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE ADSs OR ORDINARY SHARES.

Dividends and Other Distributions on ADSs or ordinary shares

Subject to the discussion below under “—Passive Foreign Investment Company Considerations,” for U.S. federal income tax purposes, the gross amount of any distribution actually or constructively received with respect to your ADSs or ordinary shares, without reduction for any Australian taxes withheld therefrom, generally will be a foreign source dividend includible in your income as ordinary income to the extent such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in your ADSs or ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not currently, and we do not intend to, calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be reported as a dividend even if that distribution would otherwise be treated as a return of capital or as a capital gain under the rules described above. Dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

Subject to applicable limitations, with respect to certain non-corporate U.S. Holders (including individual U.S. Holders), dividends will generally constitute “qualified dividend income” that is taxed at the lower applicable capital gains rate, provided that (1) we are eligible for the benefits of the income tax treaty between the United States and Australia (“Treaty”) or the ADSs or ordinary shares are readily tradable on an established securities market in the United States, including the Nasdaq, (2) we are not a PFIC for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. You should consult your tax advisor regarding the availability of the lower rate for dividends with respect to our ADSs or ordinary shares.

The amount of any distribution paid in Australian Dollars that will be included in your gross income will be equal to the U.S. Dollar value of the distribution, calculated using the exchange rate in effect on the date you receive the dividend, regardless of whether the payment is actually converted into U.S. Dollars. Any gain or loss resulting from foreign currency exchange rate fluctuations during the period from the date the dividend is received to the date the Australian Dollars are converted into U.S. Dollars will be treated as ordinary income or loss, and generally will be income or loss from sources within the United States for U.S. foreign tax credit purposes. If the Australian Dollars are converted into U.S. Dollars on the date of receipt, you generally should not be required to recognize foreign currency gain or loss in respect of the dividend. The amount of any distribution of property other than cash generally will be the fair market value of such property on the date of distribution.

Subject to certain conditions and limitations, any Australian taxes withheld from a distribution to you may be eligible for credit against your U.S. federal income tax liability. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the U.S. foreign tax credit limitation generally will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” The rules governing the U.S. foreign tax credit are complex, and you should consult your tax advisors to determine whether and to what extent a credit would be available in your particular circumstances, including the effects of any applicable income tax treaty. A U.S. Holder that does not elect to claim a foreign tax credit with respect to any foreign taxes for a given taxable year may instead claim an itemized deduction for all foreign taxes paid or accrued in that taxable year.

Sale, Exchange or Other Taxable Disposition of ADSs or Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Considerations,” you will recognize capital gain or loss on a sale, exchange or other taxable disposition of your ADSs or ordinary shares equal to the difference between the amount realized (in U.S. Dollars) on such disposition and your adjusted tax basis (in U.S. Dollars) in your ADSs or ordinary shares. If you are a non-corporate U.S. Holder (including an individual U.S. Holder) who has held ADSs or ordinary shares for more than one year, capital gain on a disposition of ADSs or ordinary shares generally will be eligible for reduced U.S. federal income tax rates. Any gain or loss that you recognize generally will be treated as U.S.-source income or loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If you receive foreign currency on the disposition of ADSs or ordinary shares, the amount realized generally will be the U.S. Dollar value of the payment received determined on the date of the disposition. If the ADSs or ordinary shares are treated as traded on an “established securities market,” a cash basis U.S. Holder (or an accrual basis U.S. Holder that makes a special election that must be applied consistently from year to year and cannot be changed without the consent of the IRS) will determine the U.S. Dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the disposition. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. Dollar amount realized on the date of disposition and the U.S. Dollar value of the currency received at the spot rate on the settlement date. Your initial tax basis in your ADSs or ordinary shares will be your U.S. Dollar cost of your ADSs or ordinary shares determined on the date of purchase. However, if the ADSs or ordinary shares are treated as traded on an established securities market and you are either a cash basis U.S. Holder or an accrual basis taxpayer who has made the special election described above, you will use the U.S. Dollar cost determined on the settlement date of the purchase.

Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look- through rules, either:

●	at least 75% of its gross income is passive income; or

●	at least 50% of its assets (generally based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, a non-U.S. corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the equity. Passive income generally includes dividends, interest, certain rents or royalties, foreign currency or other investment gains and certain other categories of income.

Based on the value of our assets for our taxable year ending June 30, 2022, including the value of our goodwill, and the composition of our income and assets in such taxable year, we do not believe that we were a PFIC for our taxable year ending June 30, 2022. However, the application of the PFIC rules is subject to uncertainty in several respects. Furthermore, a separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year, based on our income for the entire year and the value of our assets throughout the year. Accordingly, we cannot assure you that we were not a PFIC for our taxable year ending June 30, 2022 or that we will not be a PFIC for our current taxable year or any future taxable year. In particular, our PFIC status may depend, in part, on the receipt and treatment of other sources of income (including government grants) and having active income from other sources in excess of passive income from investments. For purposes of the asset test described above, goodwill is generally characterized as an active asset to the extent it is associated with business activities that produce active income, and the value of our assets, including goodwill, generally will be calculated using the market price of our ADSs or ordinary shares, which may fluctuate considerably, especially in times of high market volatility. Accordingly, fluctuations in the market price of our ADSs or ordinary shares may affect our PFIC status for any taxable year. In addition, cash is generally characterized as a passive asset for these purposes, so the composition of our income and assets will be affected by how, and how quickly, we spend the cash raised that we hold, including the cash raised in this offering.

If we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns the ADSs or ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ADSs or ordinary shares, regardless of whether we continue to meet the tests described above unless (1) we cease to be a PFIC and (2) the U.S. Holder has made a “deemed sale” election under the PFIC rules.

If we are a PFIC for any taxable year during which you hold ADSs or ordinary shares and you do not make one of the elections described above or below, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of ADSs or ordinary shares. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets.

Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment of the ADSs or ordinary shares). There can be no assurance that we will provide the information necessary for U.S. Holders of our ADSs or ordinary shares to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for an investment in a PFIC described above.

If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs, you may be deemed to own shares in such lower-tier PFICs that are directly or indirectly owned by us in that proportion which the value of the ADSs or ordinary shares you own bears to the value of all of our ADSs or ordinary shares, and you may be subject to the adverse tax consequences described above with respect to the shares of such lower-tier PFICs that you would be deemed to own. However, an election for mark-to-market treatment would likely not be available with respect to any such subsidiaries. You should consult your tax advisors regarding the availability and desirability of a mark-to-market election as well as the impact of such election on interests in any lower-tier PFICs.

If we are considered a PFIC, a U.S. Holder will also be subject to information reporting requirements on an annual basis. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to the ownership and disposition of the ADSs or ordinary shares.

Backup Withholding Tax and Information Reporting Requirements

Dividends on and the proceeds of a sale or other taxable disposition of ADSs or ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status can provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Additional Reporting Requirements

Individuals (and certain entities) that own “specified foreign financial assets” with an aggregate value in excess of certain thresholds on the last day of the taxable year (or with an aggregate value in excess of certain thresholds at any time during the taxable year) are generally required to file an information report on IRS Form 8938 with respect to such assets with their U.S. federal income tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by certain financial institutions: (1) stocks and securities issued by non-U.S. persons, (2) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (3) interests in foreign entities. The ADSs or ordinary shares may be subject to these rules. U.S. Holders are urged to consult their tax advisors regarding the application of these rules to their ownership of the ADSs or ordinary shares.

Australian Tax Considerations

In this section, we discuss the material Australian income tax, stamp duty and goods and services tax considerations related to the acquisition, ownership and disposal by the absolute beneficial owners of the ordinary shares or ADSs. This discussion represents the opinion of Johnson Winter Slattery, Australian counsel to Bionomics.

This summary only discusses the tax considerations for Non-Australian Shareholders (as defined below). It is based upon existing Australian tax law, case law and administrative practice of various revenue authorities as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies or tax exempt organizations). In addition, this summary does not discuss any foreign or state tax considerations, other than stamp duty.

Prospective investors are urged to consult their tax advisors regarding the Australian and foreign income and other tax considerations of the acquisition, ownership and disposition of the shares. As used in this summary a “Non-Australian Shareholder” is a holder that is not an Australian tax resident and is not carrying on business in Australia through a permanent establishment.

Nature of ADSs for Australian Taxation Purposes

Ordinary shares represented by ADSs held by a U.S. holder will be treated for Australian taxation purposes as held under a “bare trust” for such holder. Consequently, the underlying ordinary shares will be regarded as owned by the ADS holder for Australian income tax and capital gains tax purposes. Dividends paid on the underlying ordinary shares will also be treated as dividends paid to the ADS holder, as the person beneficially entitled to those dividends. Therefore, in the following analysis we discuss the tax consequences to Non-Australian Shareholders owning ordinary shares for Australian taxation purposes. We note that the holder of an ADS will be treated for Australian tax purposes as the owner of the underlying ordinary shares that are represented by such ADSs.

Taxation of Dividends

Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent of tax paid on company profits from which the dividend is sourced. Fully franked dividends are not subject to dividend withholding tax when paid to Non-Australian Shareholders. An exemption for dividend withholding tax can also apply to unfranked dividends that are declared to be conduit foreign income (“CFI”) and paid to Non-Australian Shareholders. Dividend withholding tax will be imposed at 30%, unless a shareholder is a resident of a country with which Australia has a double taxation agreement and qualifies for the benefits of the treaty. Under the provisions of the current Double Taxation Convention between Australia and the United States, the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to a resident of the United States which is beneficially entitled to that dividend is limited to 15% where that resident is a qualified person for the purposes of the Double Taxation Convention between Australia and the United States.

If a Non-Australian Shareholder is a company that is a qualified person for the purposes of the Double Taxation Convention between Australia and the United States and owns a 10% or more interest, the Australian tax withheld on dividends paid by us to which a resident of the United States is beneficially entitled is limited to 5%. In limited circumstances the rate of withholding can be reduced to zero.

Tax on Sales or other Dispositions of Shares—Capital gains tax

Non-Australian Shareholders will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of ordinary shares, unless they, together with their associates, hold 10% or more of our issued capital, at the time of disposal or for 12 months of the last 2 years prior to disposal and more than 50% of our direct or indirect assets, determined by reference to market value, consists of Australian land, leasehold interests or Australian mining, quarrying or prospecting rights. The Double Taxation Convention between the United States and Australia does not limit Australia’s right to tax any gain in these circumstances. Net capital gains are calculated after reduction for capital losses, which may only be offset against capital gains.

Tax on Sales or other Dispositions of Shares—Shareholders Holding Shares on Revenue Account

Some Non-Australian Shareholders may hold shares on revenue rather than on capital account for example, share traders. These shareholders may have the gains made on the sale or other disposal of the shares included in their assessable income under the ordinary income taxing provisions of the income tax law, if the gains are sourced in Australia.

Non-Australian Shareholders assessable under these ordinary income provisions in respect of gains made on shares held on revenue account would be assessed for such gains at the Australian tax rates for non-Australian residents, which start at a marginal rate of 32.5% for individuals. Some relief from Australian income tax may be available to Non-Australian Shareholders under the Double Taxation Convention between the United States and Australia.

To the extent an amount would be included in a Non-Australian Shareholder’s assessable income under both the capital gains tax provisions and the ordinary income provisions, the capital gain amount would generally be reduced, so that the shareholder would not be subject to double tax on any part of the income gain or capital gain.

Dual Residency

If a shareholder is a resident of both Australia and the United States under those countries’ domestic taxation laws, that shareholder may be subject to tax as an Australian resident. If, however, the shareholder is deemed to be a U.S. resident for the purposes of the Double Taxation Convention between the United States and Australia, the Australian tax would be subject to limitation by the Double Taxation Convention. Shareholders should obtain specialist taxation advice in these circumstances.

Stamp Duty

In general terms, no stamp duty is payable on the issue and trading of shares that are quoted on the Nasdaq. However, stamp duty may be payable if there is an acquisition of 90% or more of all of our issued shares in certain circumstances.

No Australian stamp duty is payable on the issue and trading of ADSs.

Australian Estate Taxes / Death Duty

Australia does not have any form of estate tax or death duty. As a general rule, no Australian capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries may, however, give rise to a capital gains tax liability if the gain falls within the scope of Australia’s jurisdiction to tax.

Goods and Services Tax

The issue or transfer of shares to a non-Australian resident investor will not incur Australian goods and services tax.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Wainwright, pursuant to which we may issue and sell from time to time ADSs, with each ADS representing 180 ordinary shares, having an aggregate offering price of not more than $2,000,000 through Wainwright as our sales agent. Sales of ADSs, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Wainwright will offer our ADSs at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Wainwright. We will designate the number of ADSs which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of ADSs that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the ADSs requested to be sold by us. We or Wainwright may suspend the offering of the ADSs being made through Wainwright under the sales agreement upon proper notice to the other party.

Settlement for sales of ADSs will occur on the first business day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ADSs as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of our ADSs pursuant to the sales agreement, a commission of 3.0% of the gross proceeds from each sale of ADSs. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Pursuant to the terms of the sales agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the sales agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to $2,500 per due diligence update session for Wainwright’s counsel’s fees. We will report at least quarterly the number of shares of ADSs sold through Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of ADSs.

In connection with the sales of ADSs on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our ADSs pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our ADSs while the offering is ongoing under this prospectus supplement.

Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus and the accompanying prospectus electronically. A copy of the sales agreement is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

Our web site address is http://www.bionomics.com.au. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement and the documents incorporated by reference therein through the SEC’s website set forth above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement, the accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2024, filed with the SEC on September 30, 2024;

●	Our Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024;

●	our Current Reports on Form 8-K filed with the SEC on October 2, 2024, October 10, 2024 and November 8, 2024;

●	Our Definitive Proxy Statement filed on Form DEF 14A on November 12, 2024;

●	the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-41157), filed with the SEC on December 13, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov. You may access and view for free any of our incorporated filings and exhibits related thereto made by us with the SEC. Alternatively, you may also request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Bionomics Limited

200 Greenhill Road

Eastwood SA 5063

Australia

Tel: +61 881507400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

LEGAL MATTERS

The validity of the securities and certain other matters under Australian law will be passed upon for us by Johnson Winter Slattery, our Australian counsel. Certain matters of U.S. law will be passed upon for us by Rimon P.C. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Wainwright in connection with this offering with respect to United States federal securities law.

EXPERTS

The consolidated financial statements of Bionomics Limited appearing in Bionomics Limited’s Annual Report (Form 10-K) for the fiscal year ended June 30, 2024 have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Change in Accountants

Our independent registered public accounting firm is Wolf & Company, P.C., which has served as our independent auditor for fiscal years 2024 and 2023, with respect to our financial statements prepared in accordance with U.S. GAAP. Ernst & Young served as our independent registered public accounting firm for fiscal year 2023 and for part of fiscal year 2024 with respect to our financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”), as we were a foreign private issuer until June 30, 2024 and reported our financial statements under IFRS. During the auditor transition period from Ernst & Young to Wolf & Company, P.C. for the period ended June 30, 2024, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

$2,000,000

AMERICAN DEPOSITARY SHARES

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

                , 2024

Item 9. Exhibits

Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

1.1**	Form of Underwriting Agreement
1.2*	At The Market Offering Agreement, by and between the Registrant and H.C. Wainwright & Co., LLC
3.1	Constitution of Bionomics Limited adopted at the 2021 Annual General Meeting	F-1/A	333-261280	3.1	12/08/2021
4.1	Deposit Agreement between Bionomics Limited, Citibank, N.A., as depositary, and the holders and beneficial owners of American depositary shares issued thereunder, dated December 17, 2021	S-8	333-261783	4.3	12/21/2021
4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1)	S-8	333-261783	4.3	12/21/2021
4.3	Letter Agreement between Bionomics Limited and Citibank, N.A., as depositary	S-3	333-23894505	4.3	5/5/2023
5.1*	Opinion of Johnson Winter Slattery

23.1*	Consent of Wolf & Company, P.C., an independent registered public accounting firm.
23.2*	Consent of Johnson Winter Slattery (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page to the registration statement)
25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture
107*	Filing Fee Table

*	Filed herewith.

**	If applicable, to be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

***	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i)(1), (a)(i)(2) and (a)(i)(3) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 10-K at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form S-3.

(v) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(vi) That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities of the undersigned registrant, the undersigned registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Weston, Massachusetts, on November 18, 2024.

BIONOMICS LIMITED

By:	/s/ Spyridon “Spyros” Papapetropoulos, M.D.
Spyridon “Spyros” Papapetropoulos, M.D.
President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Spyridon “Spyros” Papapetropoulos, M.D. and Tim Cunningham and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Spyridon “Spyros” Papapetropoulos	President, Chief Executive Officer and Director	November 18, 2024
Spyridon “Spyros” Papapetropoulos, M.D.	(principal executive officer)

/s/ Tim Cunningham	Chief Financial Officer	November 18, 2024
Tim Cunningham	(principal financial and accounting officer)

/s/ Adrian Hinton	Financial Controller	November 18, 2024
Errol De Souza, Ph.D.	(principal accounting officer)

/s/ Alan Fisher	Director	November 18, 2024
Alan Fisher

/s/ Jane Ryan	Director	November 18, 2024
Jane Ryan, Ph.D.

/s/ Miles Davies	Director	November 18, 2024
Miles Davies

/s/ David Wilson	Director	November 18, 2024
David Wilson

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bionomics Limited has signed this registration statement on November 18, 2024.

BIONOMICS LIMITED

By:	/s/ Spyridon “Spyros” Papapetropoulos, M.D.
Spyridon “Spyros” Papapetropoulos, M.D.
President, Chief Executive Officer and Director